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                                                                     EXHIBIT 5.1



                                 July 28, 1997

                                                                          DIG3-4

Digital Video Systems, Inc.
2710 Walsh Avenue
Santa Clara, California 95051

     Re:  Registration Statement on Form SB-2
          -----------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Digital Video Systems, Inc., a Delaware corporation (the "Company") in connection with the registration of 491,253 shares of Common Stock of the Company (the "Selling Securityholder Shares").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation SB under the Securities Act of 1933, as amended (the "1933 Act").

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement of the Company on Form S-3 relating to the Selling Securityholder Shares, filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") and the prospectus made a part thereof (the "Prospectus"); (ii) the Amended and Restated Certificate of Incorporation and Bylaws of the Company, as amended to date; (iii) the form of Common Stock Certificate; and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power,
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Digital Video Systems, Inc.
July 28, 1997
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corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based on the foregoing examination, we are of the opinion that (i) the Selling Securityholder Shares have been duly and validly authorized and are duly and validly issued, fully paid and nonassessable and (ii) the Selling Securityholder Shares, when sold by the Selling Securityholders in the manner contemplated in the Prospectus made part of the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We are admitted to practice only in the State of California, and this opinion is limited in all respects to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein.

     We consent to the use of our name under the caption "Legal Matters" in the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the 1933 Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                        Very truly yours,

                                        /s/ Troy & Gould

                                        TROY & GOULD
                                        Professional Corporation